UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 11, 2020

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, Texas Roadhouse, Inc. and certain of its subsidiaries are parties to that certain Amended and Restated Credit Agreement dated August 7, 2017 (the “Amended Credit Agreement”). The Amended Credit Agreement is a revolving credit agreement under which we can borrow up to $200.0 million with the option to increase the credit facility by an additional $200.0 million (subject to certain limitations set forth in the Amended Credit Agreement). The material terms of the Amended Credit Agreement are described under “Note 5 – Long-term Debt” of the Notes to Consolidated Financial Statements for Texas Roadhouse, Inc. and its subsidiaries, which Note 5 is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on February 28, 2020, and which description is incorporated herein by reference.

As further disclosed, we previously borrowed a total of $190.0 million under our Amended Credit Agreement in two separate transactions during March. Following the receipt of such transactions, we had a total of $198.2 million outstanding (including $8.2 million of outstanding letters of credit) under the Amended Credit Agreement. The current interest for such borrowings under the Amended Credit Agreement is a blended rate of approximately 2.27%.

On May 11, 2020 and as a precautionary measure, we entered into that certain Amendment No. 1 to Amended and Restated Credit Agreement (the “Amendment”) amending the terms and conditions of the Amended Credit Agreement with a syndicate of commercial lenders led by JPMorgan Chase Bank, N.A., PNC Bank, National Association, Wells Fargo Bank, National Association, U.S. Bank National Association, and Old National Bank. The Amendment provides for a senior 364-day incremental revolving credit facility under the Amended Credit Agreement in the aggregate principal amount of up to $82.5 million. These amounts are applied against the additional $200.0 million that was otherwise available under the Amended Credit Agreement so that we have the ability to increase the credit facility under the Amended Credit Agreement, as amended by the Amendment, by an additional $117.5 million following the execution of the Amendment (subject to certain limitations described in the Amended Credit Agreement). The maturity date for such incremental revolving credit facility is May 10, 2021; however, the maturity date for all other borrowings under the Amended Credit Agreement remains August 5, 2022.

Under the Amendment, with respect to any borrowing other than the incremental revolving credit facility described in the Amendment, we are required to pay interest on any outstanding borrowing at LIBOR plus 1.50% and to pay a commitment fee of 0.25% per year for any unused portion of the credit facility through the end of the first quarter of our 2021 fiscal year. Subsequent to the first quarter of our 2021 fiscal year, we are required to pay interest on our outstanding borrowing at LIBOR plus 0.875% to 2.250% and to pay a commitment fee of 0.125% to 0.400% per year for any unused portion of the credit facility, in each case depending on our leverage ratio. With respect to the incremental revolving credit facility described in the Amendment, we are required to pay interest on any outstanding borrowing at LIBOR plus 2.250% and to pay a commitment fee of 0.500% per year for any unused portion of the incremental revolving credit facility. The Amendment also provides an Alternate Base Rate that may be substituted for LIBOR for any borrowings outstanding.

The Amendment also modifies the financial covenants contained in the Amended Credit Agreement. The Amended Credit Agreement, as amended by the Amendment, imposes the financial covenants of maintaining a fixed charge coverage ratio to be less than the following: (i) 1.00 to 1.00 for the second, third and fourth fiscal quarters for our 2020 fiscal year and the first fiscal quarter for our 2021 fiscal year; and (ii) 2.00 to 1.00 for each fiscal quarter thereafter. Additionally, the Amended Credit Agreement, as amended by the Amendment, imposes the financial covenants of maintaining a maximum leverage ratio to be less than the following: (a) 3.50 to 1:00 for the second fiscal quarter for our 2020 fiscal year; (b) 4.50 per 1.00 for the third and fourth fiscal quarters for our 2020 fiscal year; (c) 3.75 to 1.00 for the first fiscal quarter for our 2021 fiscal year; and (d) 3.00 to 1.00 for each fiscal quarter thereafter. The lenders’ obligations to extend credit under the Amended Credit Agreement, as amended by the Amendment, will depend upon our compliance with these covenants.

Fees and expenses incurred in connection with the Amendment were paid from cash on hand.

The Obligations pursuant to the Amended Credit Agreement, as amended by the Amendment, can be accelerated upon an Event of Default, as such terms are defined in the Amended Credit Agreement. The description of the Amended Credit Agreement, before execution of the Amendment, is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 to our Current Report on Form 8-K dated August 7, 2017 and incorporated herein by reference. The description of the Amendment is qualified in its entirety by the copy thereof which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Concurrently with the execution of the Amendment and as a precautionary measure, we provided notice to the lenders under the Amendment of our desire to exercise our right to borrow on the senior 364-day incremental revolving credit facility under the Amended Credit Agreement in the aggregate principal amount of up to $50.0 million so that a total of $248.2 million will be outstanding (including $8.2 million of outstanding letters of credit) following receipt of such additional $50.0 million draw down. As of the date of this Current Report on Form 8-K, we still remain in compliance with all financial covenants set forth in the Amended Credit Agreement, as amended by the Amendment.

In light of the continued uncertainty in the global markets resulting from the COVID-19 outbreak, we increased our borrowing as a precautionary measure in order to bolster our cash position and further enhance financial flexibility. The proceeds from these borrowings are being held on our balance sheet and may in the future be used for general corporate purposes, including, without limitation, working capital, capital expenditures in the ordinary course of business, or other lawful corporate purposes, all in accordance with and subject to the terms and conditions of the Amended Credit Agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit 10.1	First Amendment to Amended and Restated Credit Agreement, dated as of May 11, 2020 by and among Texas Roadhouse, Inc., and the lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent

	104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

Forward-looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the continued potential impact of the COVID-19 outbreak and other non-historical statements. Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; food safety and food-borne illness concerns; and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other subsequent filings on Form 10-Q and Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in our other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements, except as required by applicable law.

INDEX TO EXHIBITS

Exhibit No.	10.1	First Amendment to Amended and Restated Credit Agreement, dated as of May 11, 2020 by and among Texas Roadhouse, Inc., and the lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent

	104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: May 11, 2020	By:	/s/ Tonya Robinson
Tonya Robinson
Chief Financial Officer

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